EXHIBIT 99.(T3)(B33)

December 2, 2008	FLORIDA DEPARTMENT OF STATE
Division of Corporations

JAG VIII LLC

10 SOUTH NEW RIVER DRIVE EAST, SUITE 200

FT. LAUDERDALE, FL 33301

Re:	Document Number L08000107944

The Articles of Correction for JAG VIII LLC, a Florida limited liability company, were filed on December 2, 2008.

The certification you requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H08000265579.

Should you have any questions regarding this matter, please telephone (850) 245-6051, the Registration/Qualification Section.

Brenda Tadlock
Senior Section Administrator
Division of Corporations	Letter Number: 208A00058848

P.O BOX 6327 - Tallahassee, Florida 32314

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Correction, filed on December 2, 2008, for JAG VIII LLC, a Florida limited liability company, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H08000265579. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this limited liability company is L08000107944.

Authentication Code: 208A00058848-120208-L08000107944-1/1

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Second day of December, 2008

Kurt S. Browning
Secretary of State